Exhibit 99.1

Target Hospitality Reports Strong First Quarter 2024 Results Centered on Strength of Core Service Offering Further Enhancing Financial Position

THE WOODLANDS, Texas, May 8, 2024 (PRNewswire) – Target Hospitality Corp. (“Target Hospitality”, “Target” or the “Company”) (NASDAQ: TH), one of North America’s largest providers of vertically-integrated modular accommodations and value-added hospitality services, today reported results for the three months ended March 31, 2024.

Financial and Operational Highlights

●	Revenue of $106.7 million for the three months ended March 31, 2024.
●	Net income of $20.4 million for the three months ended March 31, 2024.
●	Basic and diluted income per share of $0.20 for the three months ended March 31, 2024.
●	Adjusted EBITDA(1) of $53.7 million for the three months ended March 31, 2024.
●	Strong cash generation with approximately $50.6 million of Net Cash Provided by Operating Activities and $47.5 million of Discretionary Cash Flow(1) (“DCF”) for the three months ended March 31, 2024.
●	Significant financial flexibility with approximately $299 million of total available liquidity and a net leverage ratio of 0.2x as of March 31, 2024.
●	Materially enhanced financial position supports growing pipeline of potential growth opportunities, seeking to allocate over $500 million of net growth capital through 2027.
●	Returned approximately $21.2 million to shareholders through the repurchase of approximately 2.3 million shares of common stock during the three months ended March 31, 2024.

Executive Commentary

“Our first quarter results reflect the strength of our operating platform and network capabilities, which consistently support strong financial performance. We continue to focus on maximizing operational efficiencies, while simultaneously providing world-class solutions to our customers,” stated Brad Archer, President and Chief Executive Officer.

“This commitment has strengthened our balance sheet and materially enhanced our financial position. These attributes create the ideal position to continue providing premier hospitality solutions to our customers, while delivering strong financial results and simultaneously pursuing attractive growth opportunities focused on diversifying our service offerings,” concluded Mr. Archer.

Financial Results

First Quarter Summary Highlights

For the Three Months Ended ($ in '000s, except per share amounts) - (unaudited)	March 31, 2024	March 31, 2023
Revenue	$106,672	$147,819
Net income	$20,383	$43,825
Income per share – basic	$0.20	$0.44
Income per share – diluted	$0.20	$0.38
Adjusted EBITDA(1)	$53,688	$90,597
Average utilized beds	14,049	14,490
Utilization	87%	93%

TH Q1 2024 Earnings Release

Revenue was $106.7 million for the three months ended March 31, 2024, compared to $147.8 million for the same period in 2023.

Net income was $20.4 million for the three months ended March 31, 2024, compared to $43.8 million for the same period in 2023.

Adjusted EBITDA was $53.7 million for the three months ended March 31, 2024, compared to $90.6 million for the same period in 2023.

The year over year decreases were primarily driven by non-cash, nonrecurring, infrastructure enhancement revenue amortization (“Infrastructure Revenue Amortization”) associated with the Company’s Pecos Children’s Center (“PCC”) community within the government segment. As previously announced, on July 8, 2022, the Infrastructure Revenue Amortization was associated with material expansion and enhancement of the PCC community and was fully amortized as of November 2023.

Capital Management

The Company had approximately $9.7 million of capital expenditures for the three months ended March 31, 2024. Capital expenditures were predominantly focused on enhancing operational efficiencies through the purchase of previously leased equipment, further optimizing Target’s operational footprint across its network of modular accommodations.

As of March 31, 2024, the Company had approximately $124 million of cash and cash equivalents with approximately $299 million of total available liquidity, no outstanding borrowings on the Company’s $175 million credit facility, and a net leverage ratio of 0.2 times.

As of March 31, 2024, the Company repurchased approximately 2.3 million shares of its common stock for approximately $21.2 million. The stock repurchases, which commenced in January 2024, were executed pursuant to the $100 million stock repurchase program announced in November 2022 and represent approximately 21.2% of total share repurchase authorization executed to date. This repurchase program may be suspended from time to time, modified, extended or discontinued at certain times. Purchases under the repurchase program may be made from time to time in open market or privately negotiated transactions, and will be subject to market conditions, applicable legal requirements, contractual obligations and other factors. Any shares of common stock repurchased will be held as treasury shares.

Business Update

The strength in Target’s core service offering continues to support a high degree of revenue visibility, strong cash generation and a robust liquidity profile.  These attributes have established an enhanced financial position, centered on an optimized balance sheet supporting meaningful financial flexibility.

Target’s optimized financial profile allows the Company to pursue capital allocation opportunities focused on diversifying and broadening the Company’s customer base and contract portfolio.  Importantly, as Target evaluates these opportunities there remains a sharp focus on maintaining its strong financial position through disciplined capital deployment.

Target continues to actively evaluate a robust pipeline of strategic growth opportunities and seeks to allocate over $500 million of net growth capital through 2027. These opportunities encompass Target’s existing full-turnkey hospitality solutions, as well as broadening Target’s value chain participation through individual elements of existing core competencies.

The strength in Target’s core service offering and enhanced financial profile supports the company’s reiterated preliminary 2024 outlook, excluding acquisitions of:

●	Total revenue between $410 and $425 million
●	Adjusted EBITDA(1) between $195 and $210 million
●	Total capital spending between $25 and $30 million, excluding acquisitions

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Recent Developments

On March 25, 2024 Target announced that the Board of Directors of Target Hospitality (“the Board”) received an unsolicited non-binding proposal from Arrow Holdings S.à r.l. (“Arrow”), an affiliate of TDR Capital LLP (“TDR”), to acquire all of the outstanding shares of common stock of Target Hospitality that are not owned by any of Arrow, any investment fund managed by TDR or any of their respective affiliates, for cash consideration of $10.80 per share (the “Proposal”).

The Board has established a special committee of independent directors (the “Special Committee”), and the Special Committee has retained Centerview Partners LLC and Ardea Partners LP as its financial advisors and Cravath, Swaine & Moore LLP as its legal advisor. The Special Committee has commenced its review and evaluation of the Proposal.

The Special Committee has made no decision at this time with respect to the Proposal, and the Company does not undertake any obligation to provide any updates with respect to the Proposal or any other transaction, except as required by applicable law or other regulatory requirements. There can be no assurance that any transaction will result from the Special Committee’s evaluation of the Proposal, or, if so, the timing, terms and conditions of such transaction.

Segment Results – First Quarter 2024

Government

Refer to exhibits to this earnings release for definitions and reconciliations of Non-GAAP financial measures to GAAP financial measures

For the Three Months Ended ($ in ‘000s) - (unaudited)	March 31, 2024	March 31, 2023
Revenue	$67,607	$109,503
Adjusted gross profit(1)	$52,433	$88,774

Revenue for the three months ended March 31, 2024, was $67.6 million compared to $109.5 million for the same period in 2023. Adjusted gross profit for the period was $52.4 million compared to $88.8 million in the same period in 2023.

These decreases were primarily driven by non-cash, nonrecurring, Infrastructure Revenue Amortization associated with the Company’s PCC community, which was fully amortized as of November 2023.

Hospitality & Facilities Services - South

Refer to exhibits to this earnings release for definitions and reconciliations of Non-GAAP financial measures to GAAP financial measures

For the Three Months Ended ($ in '000s, except ADR) - (unaudited)	March 31, 2024	March 31, 2023
Revenue	$36,934	$35,772
Adjusted gross profit(1)	$12,842	$11,656
Average daily rate (ADR)	$74.89	$73.42
Average utilized beds	5,363	5,339
Utilization	72%	86%

Revenue for the three months ended March 31, 2024, was $36.9 million compared to $35.8 million for the same period in 2023. Average available beds increased to 7,440, a 19% increase from the prior period, as the Company continues to optimize network availability to align with strong customer demand. Average utilized beds increased to 5,363 for the three months ended March 31, 2024, with ADR of $74.89.

Target continues to benefit from increasing customer demand, as the Company’s expansive network provides added value and superior flexibility in labor allocation while offering world-class service offerings.

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All Other

Refer to exhibits to this earnings release for definitions and reconciliations of Non-GAAP financial measures to GAAP financial measures

For the Three Months Ended ($ in ‘000s) - (unaudited)	March 31, 2024	March 31, 2023
Revenue	$2,131	$2,544
Adjusted gross profit(1)	$(1,426)	$(870)

This segment’s operations consist of hospitality services revenue not included in other segments. Revenue for the three months ended March 31, 2024, was $2.1 million compared to $2.5 million for the same period in 2023.

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Conference Call

The Company has scheduled a conference call for May 8, 2024, at 8:00 a.m. Central Time (9:00 am Eastern Time) to discuss the first quarter 2024 results.

The conference call will be available by live webcast through the Investors section of Target Hospitality’s website at www.TargetHospitality.com or by connecting via phone through one of the following options:

Please utilize the Direct Phone Dial option to be immediately entered into the conference call once you are ready to connect.

Direct Phone Dial

(RapidConnect URL):	https://emportal.ink/3xslxuA

Or the traditional, operator assisted dial-in below.

Domestic:	1-800-836-8184

Please register for the webcast or dial into the conference call approximately 15 minutes prior to the scheduled start time.

About Target Hospitality

Target Hospitality is one of North America’s largest providers of vertically integrated modular accommodations and value-added hospitality services in the United States. Target builds, owns and operates a customized and growing network of communities for a range of end users through a full suite of value-added solutions including premium food service management, concierge, laundry, logistics, security and recreational facilities services.

Cautionary Statement Regarding Forward Looking Statements

Certain statements made in this press release (including the financial outlook contained herein) are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: operational, economic, including inflation, political and regulatory risks; our ability to effectively compete in the specialty rental accommodations and hospitality services industry, including growing the HFS – South and Government segments; effective management of our communities; natural disasters and other business distributions including outbreaks of epidemic or pandemic disease; the duration of any future public health crisis, related economic repercussions and the resulting negative impact to global economic demand; the effect of changes in state building codes on marketing our buildings; changes in demand within a number of key industry end-markets and geographic regions; changes in end-market demand requirements including variable occupancy levels associated with subcontracts in the Government segment; our reliance on third party manufacturers and suppliers; failure to retain key personnel; increases in raw material and labor costs; the effect of impairment charges on our operating results; our future operating results fluctuating, failing to match performance or to meet expectations; our exposure to various possible claims and the potential inadequacy of our insurance; unanticipated changes in our tax obligations; our obligations under various laws and regulations; the effect of litigation, judgments, orders, regulatory or customer bankruptcy proceedings on our business; our ability to successfully acquire and integrate new operations; global or local economic and political movements, including any changes in policy under the Biden administration or any future administration; federal government budgeting and appropriations; our ability to effectively manage our credit risk and collect on our accounts receivable; our ability to fulfill Target Hospitality’s public company obligations; any failure of our management information systems;  our ability to refinance debt on favorable terms and meet our debt service requirements and obligations; and risks related to our outstanding obligations in connection with the Senior Notes.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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(1)	Non-GAAP Financial Measures

This press release contains historical non-GAAP financial measures including Adjusted gross profit, Discretionary Cash Flow, EBITDA, and Adjusted EBITDA, which are measurements not calculated in accordance with US GAAP, in the discussion of our financial results because they are key metrics used by management to assess financial performance. Our business is capital-intensive, and these additional metrics allow management to further evaluate our operating performance.  Reconciliations of these measures to the most directly comparable GAAP financial measures are contained herein. To the extent required, statements disclosing the definitions, utility and purposes of these measures are also set forth herein.

This press release also contains a forward-looking non-GAAP financial measure Adjusted EBITDA. Reconciliations of this forward-looking measure to its most directly comparable GAAP financial measures is unavailable to Target Hospitality without unreasonable effort. We cannot provide a reconciliation of forward-looking Adjusted EBITDA to GAAP financial measures because certain items required for such reconciliation are outside of our control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliation would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to us without unreasonable effort. Although we provide a minimum of Adjusted EBITDA that we believe will be achieved, we cannot accurately predict all the components of the Adjusted EBITDA calculation. Target Hospitality provides an Adjusted EBITDA outlook because we believe that this measure, when viewed with our results under GAAP, provide useful information for the reasons noted below.

Definitions:

Target Hospitality defines Adjusted gross profit, as Gross profit plus depreciation of specialty rental assets, loss on impairment, and certain severance costs.

Target Hospitality defines EBITDA as net income (loss) before interest expense and loss on extinguishment of debt, income tax expense (benefit), depreciation of specialty rental assets, and other depreciation and amortization. Adjusted EBITDA reflects the following further adjustments to EBITDA to exclude certain non-cash items and the effect of what management considers transactions or events not related to its core business operations:

●	Other (income) expense, net: Other (income) expense, net includes miscellaneous cash receipts, gains and losses on disposals of property, plant, and equipment, and other immaterial expenses and non-cash items.
●	Transaction expenses: Target Hospitality incurred certain transaction costs during the first quarter of 2023 and 2024 associated with certain transactions, including the Proposal.
●	Stock-based compensation: Charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
●	Change in fair value of warrant liabilities: Non-cash change in estimated fair value of warrant liabilities.
●	Other adjustments: System implementation costs, including non-cash amortization of capitalized system implementation costs, business development, accounting standard implementation costs and certain severance costs.

Target Hospitality defines Discretionary Cash Flow as cash flow from operations less maintenance capital expenditures for specialty rental assets.

Utility and Purposes:

EBITDA reflects net income (loss) excluding the impact of interest expense and loss on extinguishment of debt, provision for income taxes, depreciation, and amortization. We believe that EBITDA is a meaningful indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use EBITDA, as do analysts, lenders, investors, and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization expense because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in

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considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Target Hospitality also believes that Adjusted EBITDA is a meaningful indicator of operating performance. Our Adjusted EBITDA reflects adjustments to exclude the effects of additional items, including certain items, that are not reflective of the ongoing operating results of Target Hospitality.  In addition, to derive Adjusted EBITDA, we exclude gains or losses on the sale and disposal of depreciable assets and impairment losses because including them in EBITDA is inconsistent with reporting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale and disposal of depreciable assets and impairment losses represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

Target Hospitality also presents Discretionary cash flows because we believe it provides useful information regarding our business as more fully described below. Discretionary cash flows indicate the amount of cash available after maintenance capital expenditures for specialty rental assets for, among other things, investments in our existing business.

Adjusted gross profit, Discretionary Cash Flow, EBITDA and Adjusted EBITDA are not measurements of Target Hospitality’s financial performance under GAAP and should not be considered as alternatives to gross profit, net income, or other performance measures derived in accordance with GAAP, or as alternatives to cash flow from operating activities as measures of Target Hospitality’s liquidity.  Adjusted gross profit, Discretionary Cash Flow, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to Target Hospitality to reinvest in the growth of our business or as measures of cash that is available to it to meet our obligations. In addition, these non-GAAP measures may not be comparable to similarly titled measures of other companies. Target Hospitality’s management believe that Adjusted gross profit, Discretionary Cash Flows, EBITDA and Adjusted EBITDA provides useful information to investors about Target Hospitality and its financial condition and results of operations for the following reasons: (i) they are among the measures used by Target Hospitality’s management team to evaluate its operating performance; (ii) they are among the measures used by Target Hospitality’s management team to make day-to-day operating decisions, (iii) they are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results across companies in Target Hospitality’s industry.

Investor Contact:

Mark Schuck

(832) 702 – 8009

ir@targethospitality.com

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Exhibit 1

Target Hospitality Corp.

Consolidated Statements of Comprehensive Income

($ in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2024	2023
	(unaudited)	(unaudited)
Revenue:
Services income	$72,398	$94,836
Specialty rental income	34,274	52,983
Total revenue	106,672	147,819
Costs:
Services	36,915	39,700
Specialty rental	5,908	8,559
Depreciation of specialty rental assets	14,781	17,597
Gross profit	49,068	81,963
Selling, general and administrative	14,855	15,199
Other depreciation and amortization	3,885	3,803
Other expense (income), net	(110)	1,004
Operating income	30,438	61,957
Loss on extinguishment of debt	-	2,128
Interest expense, net	4,587	7,498
Change in fair value of warrant liabilities	(675)	(3,711)
Income before income tax	26,526	56,042
Income tax expense	6,143	12,217
Net income	20,383	43,825
Change in fair value of warrant liabilities	-	(3,711)
Net income attributable to common stockholders - diluted	20,383	40,114
Other comprehensive loss
Foreign currency translation	(20)	(21)
Comprehensive income	$20,363	$43,804

Weighted average number shares outstanding - basic	100,657,706	100,643,271
Weighted average number shares outstanding - diluted	102,362,542	106,257,448

Net income per share - basic	$0.20	$0.44
Net income per share - diluted	$0.20	$0.38

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Exhibit 2

Target Hospitality Corp.

Condensed Consolidated Balance Sheet Data

($ in thousands)

(unaudited)

	March 31,	December 31,
	2024	2023
Assets
Cash and cash equivalents	$124,302	$103,929
Accounts receivable, less allowance for credit losses	53,839	67,092
Other current assets	7,927	9,479
Total current assets	$186,068	$180,500

Specialty rental assets, net	342,985	349,064
Goodwill and other intangibles, net	103,957	107,320
Other non-current assets	54,159	57,469
Total assets	$687,169	$694,353

Liabilities
Accounts payable	$17,275	$20,926
Deferred revenue and customer deposits	1,794	1,794
Current warrant liabilities	—	675
Other current liabilities	47,746	46,935
Total current liabilities	66,815	70,330

Long-term debt, net	178,627	178,093
Other non-current liabilities	66,193	68,623
Total liabilities	311,635	317,046

Stockholders' equity
Common stock and other stockholders' equity	94,036	116,193
Accumulated earnings	281,498	261,115
Total stockholders' equity	375,534	377,307
Total liabilities and stockholders' equity	$687,169	$694,353

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Exhibit 3

Target Hospitality Corp.

Condensed Consolidated Cash Flow Data

($ in thousands)

(unaudited)

	For the Years Ended
	March 31,
	2024	2023

Cash and cash equivalents - beginning of period	$103,929	$181,673

Cash flows from operating activities
Net income	20,383	43,825
Adjustments:
Depreciation	15,303	18,065
Amortization of intangible assets	3,363	3,335
Other non-cash items	4,773	17,990
Changes in operating assets and liabilities	6,769	(68,686)
Net cash provided by operating activities	$50,591	$14,529

Cash flows from investing activities
Purchases of specialty rental assets	(8,825)	(23,002)
Other investing activities	(93)	(5,443)
Net cash used in investing activities	$(8,918)	$(28,445)

Cash flows from financing activities
Other financing activities	(21,296)	(125,325)
Net cash used in financing activities	$(21,296)	$(125,325)

Effect of exchange rate changes on cash and cash equivalents	(4)	6

Change in cash and cash equivalents	20,373	(139,235)

Cash and cash equivalents - end of period	$124,302	$42,438

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Exhibit 4

Target Hospitality Corp.

Reconciliation of Gross profit to Adjusted gross profit

($ in thousands)

(unaudited)

	For the Three Months Ended
	March 31,
	2024	2023

Gross Profit	$49,068	$81,963

Adjustments:
Depreciation of specialty rental assets	14,781	17,597
Adjusted gross profit	$63,849	$99,560

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Exhibit 5

Target Hospitality Corp.

Reconciliation of Net income to EBITDA and Adjusted EBITDA

($ in thousands)

(unaudited)

	For the Three Months Ended
	March 31,
	2024	2023

Net income	$20,383	$43,825
Income tax expense	6,143	12,217
Interest expense, net	4,587	7,498
Loss on extinguishment of debt	—	2,128
Other depreciation and amortization	3,885	3,803
Depreciation of specialty rental assets	14,781	17,597
EBITDA	$49,779	$87,068

Adjustments
Other expense (income), net	(110)	1,004
Transaction expenses	240	51
Stock-based compensation	2,748	5,646
Change in fair value of warrant liabilities	(675)	(3,711)
Other adjustments	1,706	539
Adjusted EBITDA	$53,688	$90,597

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Exhibit 6

Target Hospitality Corp.

Reconciliation of Net cash provided by operating activities to Discretionary cash flows

($ in thousands)

(unaudited)

	For the Three Months
	Ended
	March 31,
	2024	2023

Net cash provided by operating activities	$50,591	$14,529
Less: Maintenance capital expenditures for specialty rental assets	(3,082)	(1,808)
Discretionary cash flows	$47,509	$12,721

Purchase of specialty rental assets	(8,825)	(23,002)
Purchase of property, plant and equipment	(135)	(1,015)
Acquired intangible assets	—	(4,547)
Proceeds from sale of specialty rental assets and other property, plant and equipment	42	119
Net cash used in investing activities	$(8,918)	$(28,445)

Principal payments on finance and finance lease obligations	(407)	(356)
Repayment of Senior Notes	—	(125,000)
Repurchase of Common Stock	(21,160)	—
Proceeds from issuance of Common Stock from exercise of warrants	3	42
Proceeds from issuance of Common Stock from exercise of stock options	268	1,252
Payment of deferred financing costs	—	(1,263)
Net cash used in financing activities	$(21,296)	$(125,325)

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